UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2006

The Dayton Power and Light Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On May 18, 2006, The Dayton Power and Light Company (the “Company”) and DPL Inc. (“DPL”) entered into an Employment Agreement (the “Agreement”) with James V. Mahoney to clarify his continued service on the Boards of Directors of the Company and DPL as well as his continued employment with the Company and DPL until July 31, 2006, the date of his announced resignation from both the Company and DPL. Under the Agreement, Mr. Mahoney will receive: (i) the lump sum of $550,000 on July 31, 2006 plus any unpaid salary to date; (ii) Mr. Mahoney is eligible to participate in the Executive Incentive Compensation Program for 2006 on a pro rata basis through his resignation date; (iii) Mr. Mahoney is eligible to participate in the Company’s health insurance program as if actively employed until the earlier of (a) December 31, 2006 or (b) he obtains health insurance from a subsequent employer.

A copy of the Employment Agreement between and among the Company, DPL and Mr. Mahoney are attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01(c).	Exhibits.

10.1	Employment Agreement dated as of May 18, 2006 among The Dayton Power and Light Company, DPL Inc. and James V. Mahoney.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company
Date: May 24, 2006

/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Employment Agreement dated as of May 18, 2006 among The Dayton Power and Light Company, DPL Inc. and James V. Mahoney.	E